OFFICE OF THE SECRETARY OF STATE

                                STATE OF OKLAHOMA


                                  (STATE SEAL)



                              CERTIFICATE OF MERGER


WHEREAS,

                                  CENTREX, INC.

a corporation organized under the laws of the State of OKLAHOMA, has filed in the office of the Secretary of State duly authenticated evidence of a merger whereby said corporation is the survivor, as provided by the laws of the State of Oklahoma.

     NOW THEREFORE, I, the undersigned Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this Certificate evidencing such merger.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.






                                   Filed in the City of Oklahoma City this 27TH day of SEPTEMBER, 1999.




                                   ---------------------------------------
                                              Secretary of State


                               By: _______________________________________


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



                              CERTIFICATE OF MERGER


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105.

     This Certificate of Merger is being filed pursuant to Section 1082 of the Oklahoma General Corporation Act. In lieu of filing an executed Agreement and Plan of Merger, the Surviving Corporation hereby states and certifies as follows:

1.   The  names  and  state  of   incorporation   of  each  of  the  Constituent
     Corporations are:

     NAME OF CORPORATION                         STATE OF INCORPORATION

     Centrex, Inc.                                        Oklahoma
     Safe Water Technologies, Inc.                        Florida

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each Constituent Corporation, in accordance with the provisions of Section 1082 of Title 18 of the Oklahoma Statutes and Section 601.1107 of the Corporation Laws of Florida.

3.   The name of the Surviving Corporation is Centrex, Inc.

4. The Certificate of Incorporation of the Surviving Corporation is not being changed by reason of the Merger.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 8908 S. Yale, Suite 409, Tulsa, OK 74137-3545.

6. A copy of the Agreement and Plan of Merger will be furnished on request and without cost to any shareholder of any Constituent Corporation.

7. The authorized capital of Safe Water Technologies, Inc. is 10,000,000 shares of common stock, par value $.001 per share, and 950,000 shares are issued and outstanding, all of which voted for the Merger.


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


     IN WITNESS WHEREOF, the Surviving Corporation ahs caused this Certificate of Merger to be executed by its President and attested by its Secretary, this 24th of September, 1999.

                                     CENTREX, INC.


                                     By: ___________________________________
                                     Gifford Mabie, President



ATTEST:

By: ____________________________
Gifford Mabie, Secretary



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